EXHIBIT 23




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders
of ALLTEL Corporation:


As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements of ALLTEL Corporation on Forms S-8 (Registration No's. 2-99523, 33-25382, 33-34495, 33-35343, 33-41234, 33-48476, 33-51047, 33-54175, 33-54823, 33-56291 and
33-65199) of our report dated March 15, 1996, on our audit of the financial statements of the Stock Purchase Plan for Employees of ALLTEL Information Services, Inc. and its Affiliates as of December 31, 1995 and 1994 and for the two years then ended and our report dated April 8, 1996, on our audit of the financial statements of the ALLTEL Corporation Thrift Plan as of December 31, 1995 and 1994 and for the year ended December 31, 1995, which reports are incorporated by reference in this Amendment No. 1 to the 1995 ALLTEL Corporation Annual Report on Form 10-K.




                                                   /s/  ARTHUR ANDERSEN LLP
                                                        ARTHUR ANDERSEN LLP


Little Rock, Arkansas,
April 26, 1996.

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